UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2017
Date of Report (Date of earliest event reported)

TASER International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-0741227 (IRS Employer Identification No.)

17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)

(480) 991-0797
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In January 2017, Dan Behrendt, the Company's Chief Financial Officer, was severely injured when struck by a vehicle while riding his bicycle. Although Mr. Behrendt is recovering from his injuries, on February 28, 2017, the Company's Board of Directors passed a resolution appointing Marie Masenga, Corporate Controller, to be the Company's acting Principal Financial and Accounting Officer. Ms. Masenga, age 31, joined the Company in June 2016. Prior to joining the Company, Ms. Masenga served as the controller for a consulting firm headquartered in McLean, Virginia, for over four years. Before that, Ms. Masenga served as an accounting manager for a large publicly traded real estate investment trust in Phoenix, Arizona.

Ms. Masenga does not have any family relationship with any of the Company’s directors or executive officers that would require disclosure under Item 401(d) of Regulation S-K. The Company is not aware of any relationship or transaction in which Ms. Masenga has or will have an interest, or was or is a party, requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2017	TASER International, Inc.
	By:	/s/ DOUGLAS E. KLINT
Douglas E. Klint
General Counsel